Exhibit 10.2

SANDERSON FARMS, INC.

GUARANTY AGREEMENT

BMO Harris Bank N.A.

Chicago, Illinois

The Banks and L/C Issuers from time to time parties to the Credit Agreement (as hereinafter defined)

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of April 23, 2021 (such Credit Agreement, as the same may be modified or amended from time to time, being hereinafter referred to as the “Credit Agreement”), by and among Sanderson Farms, Inc., a Mississippi corporation (the “Company”), and BMO Harris Bank N.A., individually and in its capacity as agent thereunder (“BMO Harris”), and the lenders and letter of credit issuers from time to time parties thereto (all of said lenders being referred to collectively as the “Banks” and individually as a “Bank”, and such letter of credit issuers being referred to collectively as “L/C Issuers” and individually as an “L/C Issuer”; and said BMO Harris as agent for the Banks and L/C Issuers under the Credit Agreement being hereinafter referred to in such capacity as the “Agent”; the Banks, the L/C Issuers and the Agent being referred to collectively as the “Guaranteed Creditors” and individually as a “Guaranteed Creditor”), pursuant to which said Banks agree to make available to the Company a Revolving Credit, with all Loans thereunder to be evidenced by the Revolving Notes of the Company and pursuant to which the Swing Line Bank agrees to make available to the Company a Swing Line with all Loans thereunder to be evidenced by the Swing Note of the Company and which provides that certain banks and other financial institutions may make term loans to the Company thereunder with all Term Loans made thereunder to be evidenced by the Term Notes of the Company (all such Revolving Notes, Term Notes and the Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In addition the Company may request the L/C Issuers to issue letters of credit for the Company’s account and the other Banks will acquire risk participations in such letters of credit and all obligations of the Company with request thereto (the “Reimbursement Obligations”). All of the Company’s indebtedness, obligations and liabilities to the Guaranteed Creditors under the Credit Agreement and the other Loan Documents, including, without limitation, all such indebtedness, obligations and liabilities evidenced by the Notes and the Reimbursement Obligations, and all extensions or renewals of any of the foregoing, are hereinafter collectively referred to as the “Indebtedness”; provided that in no event shall the Indebtedness include any Excluded Swap Obligations. All defined terms used herein shall have the meanings set forth in the Credit Agreement unless expressly defined herein.

The undersigned are wholly-owned subsidiaries of the Company. As an inducement to each of you to accept and enter into said Credit Agreement, and in consideration of credit extended and to be extended by the Guaranteed Creditors to the Company under said Credit Agreement, the undersigned (hereinafter collectively referred to as the “Guarantors”), acknowledging that the

Guaranteed Creditors have informed the Company that said credit would not be extended but for this guaranty, hereby jointly and severally guarantee the full and prompt payment to each Guaranteed Creditor at maturity (whether by acceleration, lapse of time or otherwise) and at all times thereafter of principal of and interest on all Indebtedness of the Company under the Credit Agreement, and all extensions or renewals of all or any part thereof and all other indebtedness, liabilities and obligations of the Company to the Guaranteed Creditors under the Credit Agreement. Notwithstanding anything in this Guaranty Agreement to the contrary, the right of recovery against each Guarantor under this Guaranty Agreement shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Guaranty Agreement void or voidable under applicable law, including fraudulent conveyance law.

The undersigned further jointly and severally acknowledge and agree with the Guaranteed Creditors that this Guaranty Agreement and the undertaking of the Guarantors in connection therewith shall be on and subject to the following terms and conditions:

1. This guaranty of payment by the Guarantors shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all Indebtedness of the Company to the Guaranteed Creditors shall be fully paid and satisfied and all commitments of the Guaranteed Creditors under the Credit Agreement to extend credit to or for the account of the Company shall have terminated. The dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any one or more of the Guarantors or the Company shall not terminate this Guaranty Agreement.

2. The obligations and liabilities of the Guarantors, or any of them, hereunder shall not be affected or impaired by any irregularity, invalidity or unenforceability of or in any of the Notes or of any agreement, instrument or other document evidencing or creating or providing for the same.

3. The obligations and liabilities of the Guarantors, or any of them, hereunder shall not be affected or impaired by (and the Guaranteed Creditors are hereby expressly authorized to make from time to time without notice to the Guarantors) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, amendment, alteration, substitution, exchange, change in, modification or other disposition of any of the Credit Agreement, the Notes, any other Loan Documents (as defined in the Credit Agreement), any other guaranty thereof, or of any security or collateral therefor.

4. The obligations and liabilities of the Guarantors or any of them hereunder shall not be affected or impaired by any acceptance by the Guaranteed Creditors, or any of them, of any security or collateral for, or other guarantors upon any of the Indebtedness or by any failure, neglect, omission, delay or partial action on the part of the Guaranteed Creditors, or any of them, in the administration of the Indebtedness or to realize upon or protect any of the Indebtedness or any security or collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Company possessed by any of the Guaranteed Creditors toward the liquidation of the Indebtedness or by any application of payments or credits thereon or by any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantors, or any of them) which may in any manner or to any extent vary the risk of the Guarantors, or any of them, hereunder or may otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent that this guaranty of payment and the obligations and liability of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

5. In order to hold the Guarantors, or any of them, liable hereunder, there shall be no obligation on the part of any Guaranteed Creditor, at any time, to resort for payment to any Person directly liable in respect of the Indebtedness or to any other guaranty, or to any other Person, their properties or estates, or to resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Guaranteed Creditors shall have the right to enforce this guaranty of payment irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. The Guarantors jointly and severally agree to pay all reasonable out-of-pocket expenses, including court costs and reasonable attorneys’ fees, paid or incurred by the Guaranteed Creditors or any of them in endeavoring to collect on the Indebtedness or any part thereof and in enforcing this Guaranty Agreement.

6. The granting of credit to the Company by any Guaranteed Creditor from time to time in addition to the Indebtedness under the Credit Agreement without notice to the Guarantors, or any of them, is hereby authorized and shall in no way affect or impair the obligations and liability of the Guarantors, or any of them, hereunder.

7. The payment by any Guarantor of any amount or amounts under this guaranty of payment shall not entitle it, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness, or in and to any security or collateral therefor, or in or to any amounts at any time paid or payable under or pursuant to any guaranty by any other Person of all or part of Indebtedness, or in and to any amounts theretofore, then or thereafter paid or applicable to the payment of the Indebtedness, howsoever such payment or payments may arise, until all of the Indebtedness has been fully paid and all obligations of the Guaranteed Creditors to extend credit to or for the benefit of the Company shall have terminated or expired.

8. This Guaranty Agreement may be enforced by the Guaranteed Creditors acting jointly, or it may be enforced by any Guaranteed Creditor acting alone or separately with respect to the Indebtedness which it holds. Any Guaranteed Creditor may, without any notice to the Guarantors, sell, assign or transfer, to the extent permitted in the Credit Agreement, the Indebtedness held by it, or any part thereof, or grant participations therein; and in that event, each and every immediate and successive assignee, transferee or holder of or participant in all or any part of the Indebtedness shall, to the extent permitted in the Credit Agreement, have the right to enforce this Guaranty Agreement, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but each Guaranteed Creditor shall have an unimpaired right to enforce this Guaranty Agreement for its own benefit or for the benefit of any such participant as to so much of the Indebtedness that it has not sold, assigned or transferred.

9. If any payment applied by any Guaranteed Creditor to any of the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this Guaranty Agreement be deemed to have continued in existence, notwithstanding such application, and this Guaranty Agreement shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

10. This Guaranty Agreement shall be construed according to the internal laws of the state of Illinois, in which State it shall be performed by the Guarantors. This Guaranty Agreement and every part hereof shall be binding upon the Guarantors jointly and severally and upon their respective legal representatives, successors and assigns of each and all of the undersigned, and shall inure to the benefit of the Guaranteed Creditors and their respective successors, legal representatives and assigns.

11. This writing is intended by the parties to be a complete and final expression of this Guaranty Agreement and is also intended as a complete and exclusive statement of the terms of that agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms hereof, nor are there any conditions to the full effectiveness of this Guaranty Agreement.

12. EACH GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY AGREEMENT, EACH GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATIVE TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Company and each other Guarantor to honor all of its obligations under this Guaranty Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 4. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Company and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature page follows]

Dated as of this 23rd day of APRIL, 2021.

SANDERSON FARMS, INC. (FOODS DIVISION)

ATTEST:

/s/ S. Lee Southwell	By	/s/ D. Michael Cockrell
Its Chief Financial Officer, Chief Legal Officer and Treasurer

SANDERSON FARMS, INC. (PRODUCTION DIVISION)

ATTEST:

/s/ S. Lee Southwell	By	/s/ D. Michael Cockrell
Its Chief Financial Officer, Chief Legal Officer and Treasurer

SANDERSON FARMS, INC. (PROCESSING DIVISION)

ATTEST:

/s/ S. Lee Southwell	By	/s/ D. Michael Cockrell
Its Chief Financial Officer, Chief Legal Officer and Treasurer